Calculation of Filing Fee Tables
S-3
AFLAC INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	1.726% Senior Notes due 2030	457(r)			$ 245,424,584.53	0.0001531	$ 37,574.50
Fees to be Paid	2	Debt	2.003% Senior Notes due 2032	457(r)			$ 164,083,865.09	0.0001531	$ 25,121.24
Fees to be Paid	3	Debt	2.369% Senior Notes due 2035	457(r)			$ 66,615,244.37	0.0001531	$ 10,198.79
Fees to be Paid	4	Debt	2.779% Senior Notes due 2040	457(r)			$ 49,084,916.91	0.0001531	$ 7,514.90
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 525,208,610.90		$ 80,409.43
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 80,409.43
Offering Note
[1]	The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the "Act"). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-281977 filed on September 6, 2024. Y=35,000,000,000 aggregate principal amount of the 1.726% Senior Notes due 2030 will be issued. The $245,424,584.53 Amount to be Registered is based on the May 23, 2025 Yen/U.S. $ rate of exchange of Y=142.61/U.S.$1.00.

[2]	The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the "Act"). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-281977 filed on September 6, 2024. Y=23,400,000,000 aggregate principal amount of the 2.003% Senior Notes due 2032 will be issued. The $164,083,865.09 Amount to be Registered is based on the May 23, 2025 Yen/U.S. $ rate of exchange of Y=142.61/U.S.$1.00.

[3]	The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the "Act"). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-281977 filed on September 6, 2024. Y=9,500,000,000 aggregate principal amount of the 2.369% Senior Notes due 2035 will be issued. The $66,615,244.37 Amount to be Registered is based on the May 23, 2025 Yen/U.S. $ rate of exchange of Y=142.61/U.S.$1.00.

[4]	The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the "Act"). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-281977 filed on September 6, 2024. Y=7,000,000,000 aggregate principal amount of the 2.779% Senior Notes due 2040 will be issued. The $49,084,916.91 Amount to be Registered is based on the May 23, 2025 Yen/U.S. $ rate of exchange of Y=142.61/U.S.$1.00.

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 0. The maximum aggregate offering price of the securities to which the prospectus relates is $525,208,610.90. The prospectus is a final prospectus for the related offering.